UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 20, 2021

CAPRI HOLDINGS LTD
(Exact name of Registrant as Specified in its Charter)

001-35368
(Commission File Number)

British Virgin Islands	N/A
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
33 Kingsway
London, United Kingdom
WC2B 6UF
(Address of Principal Executive Offices)
44 207 632 8600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Ordinary Shares, no par value	CPRI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

As previously disclosed, on June 25, 2020, Capri Holdings Limited (the “Company”) entered into an amendment (the "Amendment") to its third amended and restated senior secured credit facility (the “Credit Facility”) with, among others, JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), to, among other things, add a $230 million revolving line of credit that matures on June 24, 2021 (the “364 Day Facility”).

The Company determined it no longer desires to maintain it in effect. Consequently on May 20, 2021, the Company delivered a notice to the Administrative Agent terminating the 364 Day Facility, and the 364 Day Facility terminated on May 25, 2021.

The Credit Facility remains in full force and effect.

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On May 26, 2021, the Company issued a press release containing its unaudited financial results for its fourth fiscal quarter and fiscal year ended March 27, 2021. A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 8.01	OTHER EVENTS.
As previously disclosed, the Amendment, among other things, also temporarily suspended the quarterly maximum leverage ratio covenant and imposed a minimum liquidity test during the period from June 25, 2020 until the earlier of (x) the date on which the Company delivers its financial statements for the fiscal quarter ending June 26, 2021 and (y) the date on which the Company certifies that its net leverage ratio as of the last day of the most recently ended fiscal quarter was no greater than 4.00 to 1.00 (the “Applicable Period”). During the Applicable Period, applicable margins and commitment fees under the Credit Facility are increased and certain covenant baskets for restricted payments, the incurrence of indebtedness, acquisitions and other investments made by the Company are more restrictive.

On May 26, 2021 (the “Election Date”), the Company delivered to the Administrative Agent the certificate required to terminate the Applicable Period.

Effective as of the Election Date, the Company will be required to comply with the quarterly maximum net leverage ratio test of 4.00 to 1.00, and the applicable margins, commitment fees and covenant baskets will revert to the levels in effect prior to the effective date of the Amendment.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Exhibit No.
99.1	Press Release issued by Capri Holdings Limited, dated May 26, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Exhibit 99.1 is furnished to comply with Item 2.02 and Item 9.01 of Form 8-K. Exhibit 99.1 is not to be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall Exhibit 99.1 be deemed incorporated by reference in any filing under the Securities Act of 1933 (except as shall be expressly set forth by specific reference in such filing).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CAPRI HOLDINGS LIMITED
Date: May 26, 2021
	By:	/s/ Thomas J. Edwards, Jr.
	Name:	Thomas J. Edwards, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Chief Operating Officer